Exhibit 99.1

Report of Independent Auditors

The Board of Directors

Pioneer Natural Resources Company

We have audited the accompanying statement of revenues and direct operating expenses of the Glasscock County properties acquired by Laredo Petroleum, Inc. (the “Glasscock Properties”) for the year ended December 31, 2020, and the related notes to the statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Glasscock Properties for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis of Presentation

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the properties described above.

/s/ Ernst & Young LLP

Dallas, Texas

November 30, 2021

GLASSCOCK PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
	(Unaudited)
Revenues:
Oil and gas	$50,393	$43,400
Direct operating expenses:
Oil and gas production	7,591	13,906
Production and ad valorem taxes	2,770	2,524
	10,361	16,430
Revenues in excess of direct operating expenses	$40,032	$26,970

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses.

NOTE 1. Background and Basis of Presentation

The accompanying statements of Revenues and Direct Operating Expenses (the “Statements”) represent the direct undivided interest in the revenue and direct operating expenses associated with certain oil and gas assets in western Glasscock County ("Glasscock Properties") in Texas held by Pioneer Natural Resources Company (referred to herein collectively with its subsidiaries as the “Company”). On January 12, 2021, the Company acquired certain of the Glasscock Properties from Parsley Energy, Inc., a Delaware corporation that previously traded on the NYSE under the symbol "PE" ("Parsley"). The Statements vary from a complete income statement in accordance with accounting principals generally accepted in the United States of America (“US GAAP”) as they do not include certain revenues recognized and expenses incurred in connection with the ownership and operation of the Glasscock Properties, including but not limited to general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from natural gas, natural gas liquids ("NGLs") and crude oil. Furthermore, no balance sheet has been presented for the Glasscock Properties because the Glasscock Properties were not accounted for as a separate subsidiary or division of the Company and complete financial statements thereof are not available, nor has information about the Glasscock Properties’ operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statements are presented in lieu of the full financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

In October 2021, the Company completed the sale of the Glasscock Properties to Laredo Petroleum, Inc. ("Laredo").

The Statements for the nine months ended September 30, 2021 are unaudited and have been prepared on the same basis as the Statements for the year ended December 31, 2020 and, in the opinion of management of the Company, reflect all adjustments necessary to fairly state the Glasscock Properties’ excess of revenues over direct operating expenses for the nine months ended September 30, 2021.

NOTE 2. Summary of Significant Accounting Policies

Use of Estimates. Preparation of the Statements in conformity with US GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from the estimates and assumptions utilized.

Revenue Recognition. Revenue is recognized when control of the promised goods is transferred to customers at an amount that reflects the consideration expected in exchange for those goods.

Oil sales. Sales under oil contracts are generally considered performed when oil production is sold at the wellhead and an agreed-upon index price is received, net of any price differentials. Recognition of sales revenue occurs when (i) control/custody transfers to the purchaser at the wellhead and (ii) the net price is fixed and determinable.

NGL and gas sales. Recognition of NGL and gas revenue occurs when the products are delivered (custody transfer) to the ultimate third-party purchaser at a contractually agreed-upon delivery point at a specified index price.

Direct Operating Expenses. Direct operating expenses are recognized when incurred and consist of direct expenses related to the operation of the Glasscock Properties. The direct operating expenses include lease operating expense, production taxes and ad valorem taxes. Lease operating expenses include lifting costs, gathering and processing costs, well repair expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

Credit Risk and Major Purchasers. Oil, NGLs and gas are sold to various purchasers who must be prequalified under the Company’s credit risk policies and procedures. The Company monitors exposure to counterparties primarily by reviewing credit ratings, financial criteria and payment history. Two purchasers account for approximately 85 percent of total oil, NGLs and gas revenues of the Glasscock Properties for the year ended December 31, 2020 and nine months ended September 30, 2021. While the loss of either of these major purchasers could have a material adverse effect on the ability of the Company to produce and sell the oil, NGLs and gas production of the Glasscock Properties, the Company believes this risk is mitigated by the size and reputation of these purchasers.

NOTE 3. Contingencies

The activities of the Glasscock Properties’ working interest may become subject to potential claims and litigation in the normal course of operations. The Company is not aware of any legal, environmental or other contingencies that would have a material effect on the Statements.

NOTE 4. Subsequent Events

The Company has evaluated subsequent events through November 30, 2021, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require recognition or disclosure in these Statements.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE GLASSCOCK

PROPERTIES

Reserve Quantity Information

The following tables present the estimated net proved developed and undeveloped oil and natural gas reserves as of December 31, 2020 for the Glasscock Properties along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. Oil and NGL volumes are expressed in thousands of Bbls ("MBbls"), gas volumes are expressed in millions of cubic feet ("MMcf") and total volumes are expressed in thousands of barrels of oil equivalent ("MBOE").

	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	MBOE
Total Proved Reserves:
Balance as of January 1, 2020	10,215	19,373	4,568	18,012
Revisions of previous estimates	(3,778)	(5,500)	(1,616)	(6,311)
Extensions, discoveries and other additions	988	1,241	248	1,443
Production	(1,002)	(2,802)	(364)	(1,833)
Balance as of December 31, 2020	6,423	12,312	2,836	11,311
Proved developed reserves:
Balance as of January 1, 2020	7,096	14,113	3,254	12,702
Balance as of December 31, 2020	5,436	11,071	2,587	9,868
Proved undeveloped reserves:
Balance as of January 1, 2020	3,120	5,260	1,315	5,312
Balance as of December 31, 2020	988	1,241	248	1,443

Negative revisions of 6,311 MBOE during the year ended December 31, 2020 were due primarily to the removal of certain wells and proved undeveloped locations due to economics.

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of proved properties and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2020 are based on the realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. All realized prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the "as of date" forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Our calculations of the standardized measure of discounted future net cash flows and the related changes therein include Texas margin tax and do not include the effect of estimated federal income tax expenses because the properties are not subject to federal income taxes. The estimated future net cash flows are then discounted at a rate of 10%.

The following prices were used in the calculation of proved reserves and the standardized measure of discounted future net cash flows for the year ended December 31, 2020:

Oil per Bbl	$37.30
Natural gas liquids per Bbl	$11.30
Natural gas per MMBtu	$0.90

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND

DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE GLASSCOCK

PROPERTIES

The following table presents the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves as of December 31, 2020 (in thousands):

Oil and gas producing activities:
Future cash inflows	$284,544
Future production costs	(124,450)
Future development costs	(22,002)
Future income tax expense	(1,494)
Standardized measure of future cash flows	136,598
Ten percent annual discount factor	(59,997)
Standardized measure of discounted future cash flows	$76,601

It is not intended that the FASB's standardized measure of discounted future net cash flows represent the fair market value of the Company's proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the year ended December 31, 2020 (in thousands):

Changes in the year resulting from:
Net change in prices and production costs	$(71,397)
Changes in estimated future development costs	(116)
Sales, less production costs	(23,696)
Extensions, discoveries and other additions	9,891
Revisions of previous quantity estimates	(39,700)
Previously estimated development costs incurred during the period	—
Net change in income taxes	1,055
Accretion of discount	18,375
Timing differences and other	290
(105,298)
Standardized measure of discounted future net cash flows, beginning of year	181,899
Standardized measure of discounted future net cash flows, end of year	$76,601

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.

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